GUARANTY AGREEMENT

This Guaranty Agreement ("this Agreement"), made this 25th day of July, 2002, by St. Charles Operating Company, LLC, a Delaware limited liability company (herein referred to as the "Guarantor"), in favor of New South Federal Savings Bank, a federal savings bank (the "Bank").

W I T N E S S E T H:

WHEREAS, Interstate General Company L.P., a Delaware limited partnership (the "Borrower"), has executed and delivered to the Bank a certain Amended and Restated Promissory Note (the "Note") in the principal amount of $7,764,875.09, and a Loan Modification Agreement (the "Loan Modification Agreement"), each of even date herewith. As an inducement to the Bank to make the loan provided for therein, the Guarantor agreed to guarantee all Obligations (as defined below) of the Borrower and to execute and deliver this Guaranty Agreement.

NOW, THEREFORE, in consideration of each loan, advance or other credit, now or hereafter made or extended by the Bank to the Borrower and of each extension or renewal of any such loan, advance or other credit, and to enable each such loan, advance or other credit to be maintained or obtained by the Borrower, the Guarantor hereby agrees with the Bank as follows:

1. The Guarantor does hereby unconditionally guarantee the payment to the Bank promptly when due, whether by acceleration or otherwise, of all Obligations of the Borrower to the Bank. As used in this Agreement, the term "Obligation" means every promise or undertaking of the Borrower to repay any loan or loans heretofore, now or hereafter made to the Borrower under the Note, the Loan Modification Agreement, the Interstate Loan Documents, attached as Exhibit "A", the Interstate/Waldorf Loan Documents, attached as Exhibit "B", (the "Interstate Loan Documents" and the "Interstate/Waldorf Loan Documents" collectively referred to as the "Loan Documents") and all interest and other charges thereon, all extensions and renewals of such loans, all other sums agreed to be paid by the Borrower under the Note, the Loan Modification Agreement or the Loan Documents, and all other indebtedness of the Borrower to the Bank, whether now or hereafter owed or incurred, owed individually or jointly with others, absolute or contingent, direct or indirect, secured or unsecured, and matured or unmatured, together with every promissory note or other instrument now or hereafter evidencing the obligation of the Borrower to repay such loans, the interest thereon, or such other charges. The Obligations include, without limitation, interest, attorneys' fees and other charges on any debt or obligation of the Borrower accruing after the filing of a petition under any chapter of the federal Bankruptcy Code by or against the Borrower and any loans or other credit extended to the Borrower after the filing of any such petition, notwithstanding the release of the Borrower from the performance or observance of any of its agreements, covenants or obligations by operation of law.

2. The Guarantor agrees that, if any of the Obligations are not paid when due, the Guarantor will, upon demand by the Bank, forthwith pay such Obligations, or if the maturity thereof shall have been accelerated by the Bank, the Guarantor will forthwith pay all Obligations of the Borrower. No such payment shall discharge the liability of the Guarantor hereunder until all Obligations shall have been paid in full. The Guarantor further agrees to pay to the Bank, upon demand, all losses and reasonable costs and expenses, including attorneys' fees, that may be incurred by the Bank in attempting to collect the Obligations after default by the Borrower or in collecting or attempting to collect from the Guarantor under this Agreement.

3. The Guarantor hereby:

(a) Assents to all terms and agreements heretofore or hereafter made by the Borrower with the Bank, including, but without limitation, agreements regarding the manner of disposing of any collateral in a commercially reasonable manner;

(b) Waives all defenses based upon suretyship or impairment of collateral, and consents that the Bank may, without in any way affecting the obligation of the Guarantor under this Agreement:

(i) Exchange, release or surrender to the Borrower or to any guarantor, pledgor, or grantor any collateral, or waive, release, subordinate, or fail to perfect any security interest, in whole or in part, now or hereafter held as security for any of the Obligations;

(ii) Waive or delay the exercise of any of its rights or remedies against the Borrower or any other person or entity, including, without limitation, any other Guarantor;

(iii) With or without consideration, release the Borrower or any other person or entity, including, without limitation, any other Guarantor;

(iv) Renew, extend, or modify the terms of any of the Obligations or any instrument or agreement evidencing the same; and

(v) Apply payments by the Borrower, the Guarantor, or any other person or entity, to any of the Obligations at the Bank's discretion; and

(vi) In the event of the filing of a petition (whether voluntary or involuntary) under any chapter of the federal Bankruptcy Code by or against the Borrower, participate in the bankruptcy proceedings and exercise any and all rights set forth in clauses (i) through (v) above, including, without limitation, voting for or against any plan of reorganization, consenting to the use of any cash collateral, consenting to the sale, use or lease of any collateral securing any of the Obligations, and entering into any compromise or settlement regarding the Obligations.

(c) Waives all notices whatsoever with respect to this Agreement or with respect to the Obligations, including, but without limitation, notice of:

(i) The Bank's acceptance hereof or its intention to act, or its action, in reliance hereon;

(ii) The present existence or future incurring of any of the Obligations or any terms or amounts thereof or any change therein;

(iii) Any default by the Borrower or any surety, pledgor, grantor of security, or guarantor, including, without limitation, any Guarantor; and

(iv) The obtaining or release of any guaranty or surety agreement (in addition to this Agreement), pledge, assignment, or other security for any of the Obligations;

(d) Agrees that, if at any time all or any part of any payment previously applied by the Bank to any of the Obligations must be returned by the Bank for any reason, whether upon claim of preference, fraudulent transfer or otherwise, and whether by court order, administrative order, or settlement, the Guarantor remains liable for the full amount returned as if such amount had never been received by the Bank, notwithstanding any termination of this Agreement or the cancellation of any note or other instrument or agreement evidencing the Obligations of the Borrower; and

(e) Waives notice of presentment, demand, protest and notice of nonpayment in relation to any instrument evidencing any of the Obligations, and any other demands and notices required by law, except as such waiver may be expressly prohibited by law, and waives any requirement that suit against the Guarantor under this Agreement be brought within any period of time shorter than the general statute of limitations applicable to contracts under seal. Furthermore, the Guarantor agrees that the statute of limitations applicable to this Agreement shall begin to run only upon the Guarantor's failure or refusal to pay any of the Obligations following demand for payment by the Bank.

4. The liability of the Guarantor under this Agreement is absolute and unconditional, without regard to the liability of any other person, and shall not in any manner be affected by reason of any action taken or not taken by the Bank, which action or inaction is herein consented and agreed to, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. The liability of the Guarantor hereunder shall not be affected by, and this Agreement shall remain fully enforceable against the Guarantor irrespective of, any defenses which the Borrower may have or assert with respect to any of the Obligations, including, but without limitation, discharge in bankruptcy, confirmation of a plan of reorganization, composition with creditors, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, waiver, estoppel, release, usury, and fraud or misrepresentation. No delay in making demand on the Guarantor for satisfaction of his liability hereunder shall prejudice the Bank's right to enforce such satisfaction. All of the Bank's rights and remedies shall be cumulative and any failure of the Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

5. This Agreement shall be a continuing one and shall be binding upon the Guarantor regardless of how long before or after the date hereof any of the Obligations were or are incurred, unless the Guarantor has given the Bank written notice of his intention not to be liable for the payment of any additional indebtedness of Borrower to Bank. Such notice shall have prospective effect only from the date it is actually received by the Bank and shall not affect the obligation of the Guarantor under this Agreement with regard to Obligations then existing, extensions and renewals thereof, interest then accrued and thereafter accruing thereon, and all costs, including attorney's fees, incurred by the Bank in collecting or attempting to collect the Obligations when due, whether by acceleration or at the original or any extended maturity date.

6. The Guarantor hereby waives and relinquishes any right of subrogation or other right of reimbursement from the Borrower or the Borrower's estate and any other right to payment from the Borrower or the Borrower's estate, arising out of or on account of any sums paid or agreed to be paid by the Guarantor under this Agreement.

7. The Guarantor hereby wholly subordinates all claims which the Guarantor may now or hereafter have against the Borrower to all debts and other obligations of the Borrower referred to herein which the Borrower may now or hereafter owe the Bank, and assigns such claims to the Bank as additional collateral for all Obligations of the Borrower guaranteed by the Guarantor under this Agreement. This agreement of subordination and assignment shall survive the termination of this Guaranty Agreement, and shall remain in effect until all Obligations of the Borrower existing on the date of such termination, and all interest, attorneys' fees and other charges, if any, thereafter accruing thereon, are paid in full. Until full payment is made to the Bank of the Obligations, the Guarantor agrees not to accept any payment or satisfaction of any kind on, or any security for, any of the claims hereby subordinated. The Guarantor agrees that, if any such payment or security is received, the Guarantor will hold the same in trust for the Bank, and deliver it to the Bank. The Guarantor agrees to execute such additional documents and instruments as may in the future be requested by the Bank to effectuate the assignment and other provisions of this paragraph 7.

8. The Guarantor acknowledges that the statute of limitations applicable to this Agreement shall begin to run only upon the Guarantor's failure or refusal to pay any of the Obligations following default in the payment or performance thereof by Borrower; provided, however, that if subsequent to such default, the Bank reaches an agreement with Borrower on any terms causing the Bank to forbear in the enforcement of its claims against the Guarantor, the statute of limitations shall be reinstated for its full duration until Borrower again defaults.

9. This Agreement shall be governed by the laws of the jurisdiction in which the real property described in the Loan Modification Agreement is located (the "Property Jurisdiction"). Guarantor agrees that any controversy arising under or in relation to this Agreement shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement. Guarantor irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

10. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Guarantor: St. Charles Operating Company, L.P. 222 Smallwood Village Center St. Charles, Maryland 20602 Attention: Mr. Paul H. Dillon Facsimile No.: 301-870-8481

With a copy to: Stephen Scott, Esq. Chapman, Bowling, Scott & Hruda, P.A. 112 LaGrange Avenue P.O. Box 610 LaPlata, Maryland 20646 Facsimile No.: 301-870-6471

If to Bank: New South Federal Savings Bank c/o Collateral Mortgage Capital, LLC 524 Lorna Square Birmingham, Alabama 35216 Attention: Mr. David A. Roberts Facsimile No.: 205-978-1852

With a copy to: Michael J. Brandt, Esq. Wallace, Jordan, Ratliff & Brandt, L.L.C. 800 Shades Creek Parkway, Suite 400 Birmingham, Alabama 35209 Facsimile No.: 205-871-7534

or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. "Business Day" shall mean a day upon which commercial banks are not authorized or required by law to close in Alabama.

11. This Agreement shall inure to the benefit of the Bank, its successors and assigns, and to any person to whom the Bank may grant an interest in any of the Obligations, and shall be binding upon the Guarantor and the Guarantor's successors and assigns.

12. This Agreement is intended to take effect as a document under seal.

13. As to this Agreement, Guarantor and Bank hereby (i) covenant and agree not to elect a trial by jury of any issue triable of right by a jury, and (ii) waive any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily given by Guarantor and Bank, and this waiver is intended to encompass individually each instance and each issue as to which the right of a jury trial would otherwise accrue.

IN WITNESS WHEREOF, the Guarantor, intending to be legally bound hereby, has duly executed this Guaranty Agreement on or as of the date and year first above written.

GUARANTOR:

St. Charles Operating Company, LLC,

a Delaware limited liability company

By: Interstate General Company L.P.,

a Delaware limited partnership

Its Sole Member

By: Interstate General Management Corporation,

a Delaware corporation

Its Managing General Partner

By:_____________/s/________________________

Paul H. Dillon, Vice President

EXHIBIT A

1. Assignment of Leases and Rents dated December 27, 1999 in regard to the aforementioned property as recorded in the Land Records of Charles County, Maryland, Liber 2925, Folio 331.

2. UCC-1 Financing Statements as recorded in the Clerk of Court Records of Charles County, Maryland, Liber U00094, Folio0469.

3. Environmental Indemnity Agreement dated December 27, 1999.

4. Blanket Assignment of Contracts, Agreements and Licenses dated December 27, 1999.

5. Stock Pledge Agreements dated December 12, 1996 and June 18, 1997, respectively, by and between Lender and IBC, as pledgor, as amended by that certain Amendment #1 to Stock Pledge Agreement dated December 27, 1999.

6. Guaranty Agreement dated December 27, 1999, given by Guarantor.

7. Loan Agreement dated December 27, 1999.

8. Promissory Note dated December 27, 1999.

9. Indemnity Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated December 27, 1999 as recorded in the Land Records of Charles County, Maryland, Liber 2925, Folio 291.

EXHIBIT B

1. Assignment of Leases and Rents dated July 19, 2000 in regard to the aforementioned property as recorded in the Land Records of Charles County, Maryland, Book 3019, Page 299.

2. UCC-1 Financing Statements as recorded in the Clerk of Court Records of Charles County, Maryland, Liber U00094, Folio0469.

3. Environmental Indemnity Agreement dated July 19, 2000.

4. Blanket Assignment of Contracts, Agreements and Licenses dated July 19, 2000.

5. Stock Pledge Agreements dated March 31, 1999, respectively, by and between Lender and IBC, as pledgor, as amended by that certain Amendment #1 to Stock Pledge Agreement dated December 27, 1999 and Amendment #2 to Stock Pledge Agreement dated July 19, 2000.

6. Guaranty Agreement dated July 19, 2000, given by Guarantor.

7. Loan Agreement dated July 19, 2000.

8. Promissory Note dated July 19, 2000.

9. Indemnity Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated July 19, 2000 as recorded in the Land Records of Charles County, Maryland, Book 3019, Page 264, as amended in Amendment #1 to Indemnity Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated July 19, 2000 as recorded in the Land Records of Charles County, Maryland, Book 3019, Page 309.